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                                                                   Exhibit 99.5

                               OFFER TO EXCHANGE
                    EACH OUTSTANDING SHARE OF COMMON STOCK
                                      OF
                              DIGENE CORPORATION
                                      FOR
                         1.1969 SHARES OF COMMON STOCK
                             OF CYTYC CORPORATION
                        AND CASH IN THE AMOUNT OF $4.00
                                      BY
                                 CRUISER, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                               CYTYC CORPORATION
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 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
              TIME, ON THURSDAY, MARCH 28, 2002, UNLESS EXTENDED.

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                                                                  March 1, 2002

   To Brokers, Dealers, Commercial Banks,
   Trust Companies and Other Nominees:

   Cruiser, Inc., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Cytyc Corporation, a Delaware corporation ("Cytyc"), is offering to acquire each outstanding share of Common Stock, $0.01 par value per share (individually, a "Share" and, collectively, "Shares"), of Digene Corporation, a Delaware corporation ("Digene"), validly tendered and not properly withdrawn at a price per Share of (i) $4.00 in cash and (ii) 1.1969 shares of common stock, par value $0.01 per share, of Cytyc, upon the terms and subject to the conditions set forth in the preliminary prospectus, dated March 1, 2002 (as such preliminary prospectus may be amended and supplemented, the "Prospectus"), and in the related Letter of Transmittal (which together with the Prospectus and any amendments or supplements thereto collectively constitute the "Offer") enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of February 19, 2002, by and among Cytyc, Merger Sub and Digene (the "Merger Agreement"). Holders of Shares whose certificates for such Shares are not immediately available or who cannot deliver their certificates and all other required documents to the exchange agent for the Offer, EquiServe Trust Company, N.A. ("EquiServe"), or complete the procedures for book-entry transfer prior to Thursday, March 28, 2002 must tender their Shares according to the guaranteed delivery procedures set forth in the Prospectus under "The Offer--Guaranteed Delivery."

   Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

   For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

   1. Prospectus, dated March 1, 2002.

   2. The Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares.

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   3. A letter to stockholders of Digene from Evan Jones, Chairman of the Board and Chief Executive Officer of Digene, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by Digene and mailed to the stockholders of Digene.

   4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Prospectus can be completed on a timely basis.

   5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

   6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

   7. A return envelope addressed to EquiServe for your use only.

   YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 28, 2002, UNLESS THE OFFER IS EXTENDED.

   Please note the following:

   1. The consideration per Share excepted for exchange is $4.00 in cash and
1.1969 shares of common stock, par value $0.01 per share, of Cytyc.

   2. The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on Thursday, March 28, 2002, unless extended.

   3. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn immediately prior to the expiration of the Offer that minimum number of Shares which would represent a majority of the Shares that are then outstanding on a fully diluted basis after giving effect to the exercise or conversion of all options, rights and other securities exercisable or convertible into or exchangeable for Shares and (ii) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder having expired or been terminated prior to the expiration of the Offer. The Offer is also subject to the satisfaction of certain other conditions. See the Prospectus under "The Offer--Conditions to the Offer."

   4. The Offer is being made for all of the outstanding Shares.

   5. Tendering stockholders will not be obligated to pay brokerage fees or commissions (other than pursuant to their individual broker relationship) on the transfer of Shares pursuant to the Offer. Tendering stockholders will be obligated to pay stock transfer taxes on the transfer of Shares pursuant to the Offer. Certain tax withholding and federal income tax backup withholding may be required, unless an exemption is available or unless the required taxpayer identification information is provided. See Instruction 8 "Backup Withholding" of the Letter of Transmittal.

   6. The board of directors of Digene has (a) determined that each of the Merger Agreement, the Transaction Option Agreement dated as of February 19, 2002 by and between Cytyc and Digene (the "Transaction Option Agreement"), the Stockholders Agreement dated as of February 19, 2002 by and among Cytyc, Merger Sub, Digene and certain Stockholders of Digene (the "Stockholders Agreement"), the Offer and the Merger (as defined in the Merger Agreement) is advisable and fair to, and in the best interests of, the stockholders of Digene,

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(b) approved the execution, delivery and performance of the Merger Agreement, the Transaction Option Agreement, and the Stockholders Agreement and the completion of the transactions contemplated thereby, including the Offer and the Merger, and (c) recommended that holders of Shares accept the Offer, approve and adopt the Merger Agreement and approve the Merger.

   7. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by EquiServe of
(i) certificates for such Shares or timely confirmation of a book-entry transfer of such Shares into EquiServe's account at The Depository Trust Company, pursuant to the procedures set forth in the Prospectus under "The Offer--Procedure for Tendering," (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with all required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in the Prospectus under "The Offer--Procedure for Tendering") and (iii) any other documents required by the Letter of Transmittal.

   In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message or other required documents should be sent to EquiServe and
(ii) certificates representing the tendered Shares or a timely Book-Entry Confirmation (as defined in the Prospectus under "The Offer--Procedure for Tendering") should be delivered to EquiServe in accordance with the instructions set forth in the Prospectus.

   If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender must be affected by following the guaranteed delivery procedures specified the Prospectus under "The Offer--Guaranteed Delivery."

   Neither Merger Sub nor Cytyc will pay any fees or commissions to any broker, dealer or any other person (other than the Information Agent, as defined below, and EquiServe, as described in the Prospectus under "The Offer--Fees and Expenses") in connection with the solicitation of tenders of Shares pursuant to the Offer. Merger Sub will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

   Tendering stockholders must pay or cause to be paid any stock transfer taxes incident to the transfer to it of validly tendered Shares, as provided in Instruction 6 to the Letter of Transmittal.

   Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, Innisfree M&A Incorporated, the Information Agent for the Offer, at (888) 750-5834.

                                          Very truly yours,

                                          INNISFREE M&A INCORPORATED

   NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF CYTYC, MERGER SUB, DIGENE, EQUISERVE, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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